UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

ManTech International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[The following communication was made available by ManTech International Corporation to its employees.]

Additional Employee FAQs

Summary: On May 16, 2022, ManTech announced that it entered into a definitive agreement to be acquired by Carlyle, a global investment firm. The following is a list of additional commonly asked and/or employee-submitted questions about the announcement that supplement the questions filed on Form DEFA14A on May 16, 2022.

Questions 13-22 were added to the FAQs on July 7, 2022.

13.	What will happen to the ManTech Employee Stock Ownership Program?

Under the terms of the merger agreement, around the time of transaction close, the ESOP program will be terminated/liquidated and funds will be distributed to participants at the acquisition share price of $96 for each share.

14.	What will happen to ManTech granted Stock Options?

At close, options, exercised and unexercised, will immediately vest in full and the excess over the per share exercise price up to the $96 acquisition share price will be paid out.

15.	What will happen to employees registered in the Purdue program and/or any other learning program or certification program offered by ManTech?

There is no change to our learning programs, and the expectation is there will be no change to these programs after close. Our new partner recognizes that our employees are our most valuable asset, and they share our unwavering commitment to excellence and service supporting our customers’ national and homeland security needs and driving more opportunities for our employees.

16.	Will the flexible workplace culture continue with Carlyle?

ManTech will continue to operate the business in a way that drives long-term success for our customers and employees. We do not expect the focus and needs of our business to see significant change.

17.	Will there be any impact to ManTech Joint Venture Partnerships as a result of the acquisition?

No, there are no changes to our Joint Venture Partnerships (JVPs). ManTech will continue to operate the business in a way that drives long-term success for our customers and employees.

Please forward any JVP or contract questions you receive from partners or customers to your ManTech contracts administrator.

18.	Are the Incentive Compensation letters for 2022 no longer applicable?

Incentive Compensation remains unchanged until close. Upon closing, Incentive Compensation will be paid out at target on a pro-rata basis.

19.	Will the ManTech name remain the same?

There is currently no plan to change our name.

20.	Has Carlyle come in and reorganized companies they have acquired or let them continue on their current path?

ManTech will continue to operate the business in a way that drives long-term success for our customers and employees. We do not expect the focus and needs of our business to see significant change.

Carlyle intends to invest in and expand upon ManTech as a critical platform supporting our customers’ national security missions. We look forward to leveraging Carlyle’s deep knowledge and experience investing in and growing companies as we deliver stronger outcomes for our customers and drive more opportunities for employees.

21.	How does ManTech fit into Carlyle’s current portfolio?

Carlyle has deep industry expertise and has actively invested in aerospace, defense and government services companies for more than three decades.

Carlyle intends to invest in and expand upon ManTech as a critical platform supporting our customers’ national security missions.

22.	Does Carlyle own us or are we partners?

Upon close, Carlyle will own ManTech.

ManTech will continue to operate the business in a way that drives long-term success for our customers and employees. We do not expect the focus and needs of our business to see significant change.

Additional Information about the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving ManTech International Corporation (“ManTech”) and Carlyle. A meeting of the stockholders of ManTech will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. In connection with the proposed Merger, ManTech will file relevant materials with the Securities and Exchange Commission (“SEC”), including a definitive proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that ManTech may file with the SEC and or send to ManTech’s stockholders in connection with the proposed Merger. STOCKHOLDERS OF MANTECH ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MANTECH AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ManTech with the SEC at the SEC’s website at www.sec.gov.

ManTech and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ManTech’s stockholders in connection with the proposed transaction will be set forth in ManTech’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by ManTech’s stockholders. You may also find additional information about ManTech’s directors and executive officers in ManTech’s definitive proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning ManTech and the proposed transaction between ManTech and Carlyle. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to satisfy closing conditions of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the pendency or consummation of the transaction on the market price of ManTech’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation; the inability of ManTech to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect ManTech’s ability to pursue business opportunities or strategic transactions; and failure to maintain ManTech’s relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts during the pendency of the transaction.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. ManTech assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.